UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2023

Academy Sports and Outdoors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39589	85-1800912
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation )	File No.)	Identification No.)

1800 North Mason Road
Katy, Texas 77449
(Address of principal executive offices including Zip Code)

(281) 646-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ASO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in Item 5.07 below, Academy Sports and Outdoors, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders on June 1, 2023 (the “2023 Annual Meeting”) at which the Company’s stockholders approved an amendment to the Company's 2020 Omnibus Incentive Plan (the “Amended 2020 Plan”). A summary of the material terms of the Amended 2020 Plan is set forth in the Company’s definitive proxy statement for the 2023 Annual Meeting, which was filed with the Securities and Exchange Commission on May 12, 2023, which summary is incorporated herein by reference. This summary of the Amended 2020 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended 2020 Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 1, 2023, the Board of Directors (the “Board”) of the Company approved the filing of a Certificate of Change of Registered Agent and Location of Registered Office (the “Certificate of Change”) with the Secretary of State of Delaware to change the Company’s registered agent to Corporation Service Company and its registered office to 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The Certificate of Change was filed with the Secretary of State of Delaware on June 1, 2023. A copy of the Certificate of Change is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The final voting results for each of the matters submitted to a stockholder vote at the 2023 Annual Meeting, are set forth below:

Proposal 1: Election of Class II Directors

The stockholders elected three Class III directors to serve for a term of three years expiring at the Company's 2026 Annual Meeting of Stockholders and until their successors shall be elected and qualified as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Ken C. Hicks	59,260,299	5,420,090	6,859,566
Beryl B. Raff	61,929,165	2,751,224	6,859,566
Jeff C. Tweedy	45,926,493	18,753,896	6,859,566

Proposal 2: Ratification of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for fiscal year 2023

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year 2023 as follows:

Votes For	Votes Against	Abstentions
70,154,265	1,339,055	46,635

Proposal 3: Approval, by non-binding advisory vote, of the fiscal year 2022 compensation paid to the Company’s named executive officers

The stockholders approved, on a non-binding advisory basis, the fiscal 2022 compensation paid to the Company's named executive officers as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
62,283,313	2,338,960	58,116	6,859,566

Proposal 4: Approval of the First Amendment to the Company’s 2020 Omnibus Incentive Plan

The stockholders approved the First Amendment to the Company’s 2020 Omnibus Incentive Plan, which, among other changes, increased the number of shares available for issuance thereunder by 2,600,000 shares, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,894,049	12,737,620	48,720	6,859,566

Item 8.01.    Other Events.

Quarterly Cash Dividend

On June 1, 2023, the Company issued a press release announcing that the Company’s Board approved the declaration of a cash dividend with respect to the quarter ended April 29, 2023 of $0.09 per share of outstanding common stock of the Company, payable on July 13, 2023, to stockholders of record as of the close of business on June 15, 2023.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Certificate of Change of Registered Agent and Location of Registered Office
10.1	Academy Sports and Outdoors, Inc. Amended and Restated 2020 Omnibus Incentive Plan
99.1	Press Release dated June 1, 2023
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K on its behalf by the undersigned, thereto duly authorized.

ACADEMY SPORTS AND OUTDOORS, INC.

Date: June 1, 2023	By:	/s/	Rene G. Casares
	Name:	Rene G. Casares
	Title:	Senior Vice President, General Counsel and Secretary